                                                                    EXHIBIT 10.3

                                 VERIFONE, INC.

                              AMENDED AND RESTATED

                 1992 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

             Adopted by the Board of Directors on November 16, 1992
                 Approved by the Stockholders on April 22, 1993
              Amended by the Board of Directors on October 19, 1995
                  Approved by the Stockholders on May 10, 1996
              Amended by the Board of Directors on January 23, 1997


1.   PURPOSE.

     (a) The purpose of the 1992 Non-Employee Directors' Stock Option Plan (the "Plan") is to provide a means by which each director of VeriFone, Inc., a Delaware corporation (the "Company"), who is not otherwise an employee of the Company or of any Affiliate of the Company (each such person being hereafter referred to as a "Non-Employee Director") will be given an opportunity to purchase stock of the Company.

     (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

     (c) The Company, by means of the Plan, seeks to retain the services of persons now serving as Non-Employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

     (d) The Company intends that the options issued under the Plan not be incentive stock options as that term is used in Section 422 of the Code.

2.   ADMINISTRATION.

     (a) The Plan shall be administered by the Board of Directors of the Company (the "Board") unless and until the Board delegates administration to a committee, as provided in subparagraph 2(c).

     (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (1) To construe and interpret the Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any option agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (2)  To amend the Plan and options as provided in paragraph 11.

          (3) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

     (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.   SHARES SUBJECT TO THE PLAN.

     (a) Subject to the provisions of paragraph 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate four hundred ninety thousand (490,000) shares of the Company's Common Stock. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall revert to and again become available for issuance pursuant to exercises of options granted under the Plan.

     (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.   ELIGIBILITY.

     Options shall be granted only to Non-Employee Directors of the Company.

5.   NON-DISCRETIONARY GRANTS.

     (a) Each person who is, on the date of approval of the Plan by the Board (the "Adoption Date"), a Non-Employee Director of the Company shall, upon the Adoption Date and upon each third anniversary date thereafter (each, a "Grant Date"), be granted an option to purchase twenty thousand (20,000) shares of Common Stock of the Company pursuant to the terms and conditions set forth herein.

     (b) Each person who is, after the Adoption Date, elected for the first time to be a Non-Employee Director of the Company shall, upon the date of his or her initial election to be a Non-Employee Director by the Board or stockholders of the Company and upon each third anniversary of such date thereafter (each, a "Grant Date"), be granted an option to purchase twenty thousand (20,000) shares of Common Stock of the Company on the terms and conditions set forth herein.

     (c) Each person who, having previously been a Director who is not a Non-Employee Director, becomes a Non-Employee Director of the Company shall, upon the date he or she becomes a Non-Employee Director and upon each third anniversary of such date thereafter (a "Grant Date"), be granted an option to purchase twenty thousand (20,000) shares of Common Stock of the Company on the terms and conditions set forth herein.

6.   OPTION PROVISIONS.

     Each option shall contain the following terms and conditions:

     (a) No option shall be exercisable after the expiration of ten (10) years from the date it was granted.

     (b) The exercise price of each option shall be one hundred percent (100%) of the fair market value on the Grant Date of the stock subject to such option. Notwithstanding the foregoing, an option may be granted with an exercise price lower than that set forth in the preceding sentence if such option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

     (c) The purchase price of stock acquired pursuant to an option shall be paid, to the extent permitted by applicable statutes and regulations, either
(1) in cash at the time the option is exercised, or (2) by delivery to the Company of shares of the Company's Common Stock that have been held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at the fair market value on the date of exercise, or (3) by a combination of such methods of payment.

     An option shall only be transferable by the optionee upon such terms and conditions as are set forth in the option agreement for such option, as the Board or the Committee shall determine in its discretion. The person to whom an option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the person to whom the option is granted, shall thereafter be entitled to exercise the option.

     (d) An option shall vest with respect to each optionee in thirty-six (36) equal monthly installments commencing on the date one month after the Grant Date of the option, provided that the optionee has, during the entire period prior to such vesting date, continuously served as a Non-Employee Director or as an employee of or consultant to the Company or any Affiliate of the Company, whereupon such option shall become fully exercisable in accordance with its terms with respect to that portion of the shares represented by that installment.

     (e) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 6(d), as a condition of exercising any such option: (1) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then-currently-effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii), as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then-applicable securities laws.

     (f) Notwithstanding anything to the contrary contained herein, an option may not be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

7.   COVENANTS OF THE COMPANY.

     (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

     (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan, or any stock issued or issuable pursuant to any such option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options.

8.   USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

9.   MISCELLANEOUS.

     (a) Neither an optionee nor any person to whom an option is transferred under subparagraph 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

     (b) Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Company or any Affiliate or shall affect any right of the Company, its Board or stockholders or any Affiliate to remove any Non-Employee Director as provided in the Company's By-Laws and the provisions of the General Corporation Law of the State of Delaware.

     (c) No Non-Employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any option reserved for the purposes of the Plan except as to such shares of Common Stock, if any, as shall have been reserved for him pursuant to an option granted to him.

     (d) In connection with each option made pursuant to the Plan, it shall be a condition precedent to the Company's obligation to issue or transfer shares to a Non-Employee Director, or an affiliate of such Non-Employee Director, or to evidence the removal of any restrictions on transfer, that such Non-Employee Director make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.

10.  ADJUSTMENTS UPON CHANGES IN STOCK.

     (a) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding options will be appropriately adjusted in the type of security and maximum number of shares subject to the Plan and the type of security and number of shares and price per share of stock subject to outstanding options. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

     (b) In the event of: (1) a dissolution or liquidation of the Company or a sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, (i) the time during which such options may be exercised shall be accelerated to immediately prior to such event and (ii) either (A) any surviving corporation shall assume any options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan, or (B) the options shall be terminated if not exercised prior to such event.

11.  AMENDMENT OF THE PLAN AND OPTIONS.

     (a) The Board at any time, and from time to time, may amend the Plan. Except as provided in paragraph 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

          (1) Increase the number of shares reserved for options under the Plan; or

          (2) Modify the requirements as to eligibility for participation in the Plan.

     (b) Rights and obligations under any option granted before any amendment of the Plan shall not be impaired by such amendment of the Plan unless (i) the Company requests the consent of the person to whom the option was granted and
(ii) such person consents in writing.

     (c) The Board at any time, and from time to time, may amend the terms of any one or more options; provided, however, that the rights and obligations under any option shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Option was granted and
(ii) such person consents in writing.

12.  TERMINATION OR SUSPENSION OF THE PLAN.

     (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on November 15, 2002. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

13.  EFFECTIVE DATE OF PLAN; CONDITIONS OF EXERCISE.

     (a) The Plan shall become effective upon adoption by the Board of Directors, but no options granted under the Plan or any amendment thereto shall be exercised or exercisable until the Plan or such amendment is approved by the stockholders of the Company in accordance with applicable law.